Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-1of EnVen Energy Corporation of our reports dated September 27, 2016, relating to the statements of revenues and direct operating expenses of Brutus Glider Properties for the years ended December 31, 2015 and 2014, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Hein & Associates LLP

Houston, Texas

October 2, 2018